SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  02549


                               -----------------------

                                       FORM 8-K

                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported):  March 16, 1998
                                                             --------------


                   INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
          -----------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                                  BRITISH COLUMBIA
          -----------------------------------------------------------------
                    (State or other jurisdiction of incorporation)



                 0-26144                               N/A
          ------------------------      -----------------------------------
          (Commission File Number)      (IRS Employer Identification No.)


          2255 B. QUEEN STREET EAST, SUITE 828, TORONTO, ONTARIO  M4E 1G3
          ---------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)



                                   (519) 836-8016
          -----------------------------------------------------------------
                           (Registrant's Telephone Number)



                                          N/A
          -----------------------------------------------------------------
            (Former name or former address, if changed since last report)

          ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                    (b)  On March 16, 1998, International Murex
          Technologies Corporation, a British Columbia corporation (the "Company"), entered into an Acquisition Agreement, dated as of March 13, 1998 (the "Acquisition Agreement"), with Abbott Laboratories ("Parent") and AAC Acquisition Ltd., a British Columbia corporation and indirect wholly-owned subsidiary of Parent (the "Subsidiary"). Under the Acquisition Agreement, Subsidiary will commence a tender offer (the "Offer") no later than March 20, 1998 for all of the outstanding common stock of the Company (the "Shares") at U.S.$13.00 per Share, net to the shareholder in cash (the "Net Share Amount").

                    Following the completion of the Offer, the remaining Shares will be acquired by Subsidiary in a compulsory acquisition or amalgamation at the Net Share Amount (the "Amalgamation") pursuant to the Company Act of British Columbia.

                    The Offer is conditioned, among other things, upon satisfaction, in Subsidiary's sole discretion, of the following conditions: (i) the condition that there shall have been validly tendered and not properly withdrawn on or prior to the expiration date of the Offer a number of Shares which constitutes at least 75% of the Company's outstanding voting power (assuming the exercise of all outstanding options to purchase shares which options are not subject to binding agreements to cancel) (the "Minimum Condition"), and (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"), the Canadian Competition Act, the Investment Canada Act, any applicable requirements of any laws or regulations relating to the regulation of monopolies or competition in Germany or any applicable requirements of the United Kingdom Fair Trading Act. The Minimum Condition may be waived by Subsidiary provided that Subsidiary purchases Shares representing at least a majority of the Shares outstanding (assuming the exercise of all outstanding options to purchase Shares which options are not subject to binding agreements to cancel).

                    Concurrent with the execution of the Acquisition Agreement, three principal shareholders and two executive officers of the Company entered into Shareholder Agreements with Parent, pursuant to which these shareholders agreed, subject to certain conditions, to tender pursuant to the Offer, in the aggregate 5,696,612 Shares, constituting approximately 33.9% of the outstanding Shares of the Company. These shareholders also granted an option (the "Option") to Parent to purchase their
          Shares at the Per Share Amount.   Should Parent exercise the
          Option, Parent or Subsidiary must use its reasonable best efforts for a period of six months thereafter to consummate the

          Amalgamation, and if the Amalgamation is not effected, for a period of three years after the purchase, Parent will not purchase any additional Shares except at or above the Net Share Amount, excluding purchases of up to 2% of the Shares for pension plans and other fiduciary entities of the Parent. Two other shareholders owning an aggregate of 1,935,617 Shares, or approximately 11.5% of the outstanding Shares, agreed to tender their respective Shares in the Offer.

                    In July 1996, a subsidiary of the Company filed a patent infringement action against Parent in the United States District Court, Northern District of Georgia, seeking injunctive relief against Parent and damages for infringement by Parent of a patent held by the subsidiary (the "Abbott Litigation"). The Acquisition Agreement provides that the parties would cease to actively prosecute the Abbott Litigation and to seek a stay, and that upon closing the Offer, the Abbott Litigation would be dismissed with prejudice.

                    On March 15, 1998, the Board of Directors of the Company resolved, among other things, to waive application of the Company's Stockholder Protection Rights Agreement with The Bank of New York, dated August 31, 1995 (the "Rights Agreement"), to the Offer and its related transactions. In addition, the Company has amended the Rights Agreement to specifically exclude (i) Parent and Subsidiary from the definition of "Acquiring Person" and (ii) the Acquisition Agreement and the Shareholder Agreements and the consummation of transactions contemplated or permitted therein from falling within the scope of the Rights Agreement.

                    On March 16, 1998, the Company and Parent issued a joint press release with respect to entry into the Acquisition Agreement and the transactions contemplated thereby.

                    The Acquisition Agreement, the Shareholder Agreements, the amendment to the Rights Agreement and the press release are attached hereto as Exhibits and are incorporated herein by reference.

          ITEM 7.  EXHIBITS

               1. Acquisition Agreement, dated as of March 13, 1998, among International Murex Technologies Corporation, Abbott Laboratories and AAC Acquisition Ltd.

               2. Form of Shareholder Agreement, dated as of March 13, 1998, between Abbott Laboratories and each of three principal shareholders and two executive officers of the Company.

               3. First Amendment to Stockholder Protection Rights Agreement, dated March 13, 1998, between International Murex Technologies Corporation and The Bank of New York.

               4. Joint press release issued by International Murex Technologies Corporation and Abbott Laboratories on March 16, 1998.

                                      SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        International Murex
                                          Technologies Corporation



          Dated:  March 18, 1998        By:/s/ C. Robert Cusick
                                           -------------------------------
                                           C. Robert Cusick
                                           President and
                                           Chief Executive Officer

                                    EXHIBIT INDEX


          Exhibit No.                Description

             1.    Acquisition Agreement dated as of March 13,
                   1998, among International Murex Technologies
                   Corporation, Abbott Laboratories and AAC
                   Acquisition Subsidiary.

             2. Form of Shareholder Agreement dated as of March 13, 1998, between Abbott Laboratories and each of three principal shareholders and two executive officers of the Company.

             3.    First Amendment to Stockholder Protection
                   Rights Agreement dated March 13, 1998, between
                   International Murex Technologies Corporation and The Bank of New York.

             4.    Joint press release issued by International
                   Murex Technologies Corporation and Abbott
                   Laboratories on March 16, 1998.